Exhibit (m)(1)(i)

AMENDED SCHEDULE 1

with respect to the

RESTATED DISTRIBUTION PLAN

for

ING VP INTERMEDIATE BOND PORTFOLIO

CLASS S

ING VP Intermediate Bond Portfolio